UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 6, 2011

Ener1, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34050	59-2479377
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1540 Broadway, Suite 40, New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(212) 920-3500

1540 Broadway, Suite 25C, New York, New York

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 6, 2011, Ener1, Inc. (“Ener1”) entered into a Loan Agreement (the “Agreement”) with Bzinfin, S.A. (“Bzinfin”).  Pursuant to the Agreement, Bzinfin agreed to loan $2,241,410.00 to Ener1.  The loan will bear interest at a rate of 14% per annum.  Ener1 is obligated to repay Bzinfin the entire outstanding principal and all accrued and unpaid interest on or before July 15, 2011.  Ener1 may prepay its indebtedness at any time without penalty.

Until Ener1 has performed all of its obligations under the Agreement, Ener1 will be required to inform Bzinfin or promptly disclose to the public any material changes relating to Ener1, including changes to its organizational and management structure, and any other circumstances that may substantially affect the volume and valuation of Ener1’s assets or result in a substantial increase in Ener1’s obligations.

It is an event of default under the Agreement if (a) Ener1 fails to make payments under the Agreement when required and does not cure such failure to pay within five business days of notice, (b) Ener1 breaches any other material provision of the Agreement and fails to cure or take action to remedy such breach within 30 business days of notice, (c) bankruptcy proceedings are initiated against Ener1, (d) Ener1, a court or other authority pass a resolution or decision providing for the liquidation or reorganization of Ener1, (e) Ener1’s business activities are suspended by a court or other authority, (f) Ener1 fails to obtain any license required for Ener1’s core business activities or (g) any license required for Ener1’s core business activities expires or is revoked during the term of the Agreement. If an event of default occurs, Bzinfin may notify Ener1 that the Agreement is terminated and demand immediate payment of all amounts due under the Agreement.

The above description of the Agreement is qualified in its entirety by the full text of the Agreement, which is attached hereto as Exhibit 10.1 and which is hereby incorporated herein by reference.

Bzinfin is the sole owner of Ener1 Group, Inc. (“Ener1 Group”), our largest shareholder.  Ener1 Group and Bzinfin, the sole owner of Ener1 Group, collectively owned 46.9% of our outstanding common stock and, with warrants, beneficially owned 54.5% of our common stock on a fully diluted basis as of May 31, 2011.  Bzinfin is controlled by Boris Zingarevich, who is a director of Ener1.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Loan Agreement between Ener1, Inc. and Bzinfin, S.A. dated June 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

June 10, 2011	By:	/s/ Charles Gassenheimer

Name: Charles Gassenheimer
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Loan Agreement between Ener1, Inc. and Bzinfin, S.A. dated June 6, 2011